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                                                                    EXHIBIT 10.8


     This LOAN MODIFICATION AGREEMENT, dated as of February 15, 1999 (this "Agreement"), is between GENERAL MAGIC, INC., a Delaware corporation ("Borrower") and SILICON VALLEY BANK ("Bank").

                                    Recitals

     A. In addition to any other obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a Loan and Security Agreement, dated as of December [___], 1997, and the Loan and Security Agreement, dated as of June 22, 1998 (as each may have been amended to the date hereof, collectively, the "Loan Agreement"). The term "Obligations" and the other terms defined in the Loan Agreement are used herein with the same meanings unless otherwise defined herein.

     B. Repayment of the Obligations is secured by the Collateral described in the Loan Agreement and the Intellectual Property Security Agreements thereto. The foregoing security documents, the Loan Agreement and all other documents evidencing or securing the Obligations are called the "Existing Loan Documents" herein.

     The parties hereto hereby agree as follows:

     1.   Amendments.

     The Loan Agreement is hereby amended:

          (a) To add certain definitions to Section 1.1 thereof, to be inserted in appropriate alphabetical order, as follows:

               "Cash Burn" with respect to any month means unrestricted cash as of the end of the preceding month minus unrestricted cash as of the end of the current month plus any increase in Indebtedness, or any proceeds from issuances of equity securities during the current month.

               "Covenant Activation Events" means (a) on or before 5:00 p.m., Pacific Standard Time, March 31, 1999, the receipt by Borrower of a minimum of $20,000,000 from its sale of Series D Preferred Stock to the Palladin Group, LLC (the "Series D Issue"), or (b) in the event Bank deems it necessary, on or before 5:00 p.m., Pacific Standard Time, April 7, 1999, the execution of a subordination agreement in connection with Borrower's Series D Issue, in a form and substance acceptable to Bank.

               "Remaining Months Liquidity" means at any time, the ratio of the sum of Unrestricted Cash plus 50% of net trade receivables divided by average monthly Cash Burn for the six (6) months preceding such time. For the sole purpose of this definition, "Unrestricted Cash" means unrestricted cash and cash equivalents minus the current certificate of deposit of $1,824,159 supporting the Borrower's letter of credit issued by Bank.

          (b) To amend and restate in its entirety Exhibit C thereof in the form attached hereto.


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          (c)  To amend and restate in its entirety Section 4.1 as follows:

               4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Borrower shall immediately pledge cash to Bank, in the form of a certificate of deposit at Bank, on terms acceptable to Bank, as part of the Collateral, in an amount equal to 100% of the outstanding loan balances (the "Cash Collateral"), in the event that the Covenant Activation Events shall not have occurred. In the event such Cash Collateral is provided to Bank, and so long as Borrower maintains such Cash Collateral, Borrower shall not be required to comply with the financial covenants set forth in Sections 6.6, 6.7, 6.8, 6.9,
               6.10 and 6.13 of the Loan Agreement. Except as set forth in the Schedule, Bank's security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower acknowledges that upon the occurrence and during the continuance of an Event of Default, Bank may place a "hold" on any Deposit Account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

          (d)  To amend and restate in its entirety Section 6.6 as follows:

               6.6 Quick Ratio. Upon the occurrence of both events described in clauses (a) and (b) of the definition of Covenant Activation Events, Borrower shall maintain, as of the last day of each calendar month, an Adjusted Quick Ratio of at least 1.50 to 1.00.

          (e)  To amend and restate in its entirety Section 6.7 as follows:

               6.7 Liquidity Ratio. Upon the occurrence of both events described in clauses (a) and (b) of the definition of Covenant Activation Events, this covenant shall be deleted in its entirety.

          (f)  To amend and restate in its entirety Section 6.9 as follows:

               6.9 Tangible Net Worth. Borrower shall maintain, as of the last day of February 1999, a Tangible Net Worth of not less than $18,000,000. Upon the occurrence of both events described in clauses (a) and (b) of the definition of Covenant Activation Events, Borrower shall maintain, as of the last day of each calendar month, a Tangible Net Worth of not less than $8,000,000, plus (a) 25% of proceeds from issuances of equity securities by Borrower (net of reasonable offering and issuance costs, and including the planned Series D Issue) during the quarter ending March 31, 1999, and (b) 25% of cumulative quarterly net income (exclusive of net losses), measured as of the immediately preceding fiscal quarter.


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          (g)  To amend and restate in its entirety Section 6.10 as follows:

               6.10 Liquidity. Upon the occurrence of both events described in clauses (a) and (b) of the definition of Covenant Activation Events, Borrower shall at all times maintain not less than $12,000,000 in cash and cash equivalents which are unrestricted, except that Borrower shall be permitted to maintain $8,000,000 of such funds in Bank's certificates of deposit with a maturity of six (6) months or less.

          (h) To add Section 6.13 thereto to be inserted after Section 6.12 thereof as follows:

               6.13 Remaining Months Liquidity. Upon the occurrence of both events described in clauses (a) and (b) of the definition of Covenant Activation Events, Borrower shall maintain Remaining Months Liquidity, as of the last day of each calendar month, of at least six (6) times the average of monthly Cash Burn for the immediately preceding six (6) month period.

          (i) To amend Section 8.8 thereto to delete the word "or" after the semi-colon (";").

          (j) To amend Section 8.9 thereto to delete the period (".") after the words "Loan Document" and to insert in lieu of such period "; or" after the words "Loan Document."

          (k) To add Section 8.10 thereto to be inserted after Section 8.9 thereof as follows:

               8.10 Failure to Consummate Sale of Series D Issue. If Borrower fails to consummate the sale of its Series D Issue for cash consideration of at least $20,000,000 by March 31, 1999, and fails to provide the Cash Collateral required by Section 4.1 of this Agreement.

     2. Corresponding Amendments. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

     3. Amendment Fee. Borrower shall pay to Bank a fee in the amount of $1,000 (the "Amendment Fee") plus all reasonable legal fees and costs incurred in connection with the negotiation, documentation and preparation of this Agreement.

     4. No Defenses. Borrower agrees that it has no defenses against the obligations to pay any amounts under the Obligations.

     5. Continuing Validity. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be


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released by virtue of this Agreement. The terms of this paragraph apply not only to this Agreement, but also to all subsequent loan modification agreements.

     6. Conditions. The effectiveness of this Agreement is conditioned upon the following:

          (a) Borrower's payment of the Amendment Fee plus all reasonable legal fees and costs incurred in connection with the negotiation, documentation and preparation of this Agreement; and

          (b) Delivery of an executed Amendment to the Intellectual Property Security Agreement, dated of even date herewith.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



BORROWER:                                  BANK:

GENERAL MAGIC, INC.,                       SILICON VALLEY BANK
a Delaware corporation


By                                         By
  -----------------------------------        -----------------------------------
Title:                                     Title:
      -------------------------------            -------------------------------


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                                    EXHIBIT C
                             COMPLIANCE CERTIFICATE

TO:   SILICON VALLEY BANK
FROM: GENERAL MAGIC, INC.

     The undersigned authorized officer of [______________________] hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreements between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending [______________________] with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles
(GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT            REQUIRED                                     COMPLIES
------------------            --------                                     --------
Monthly financial statements  Monthly within 30 days                       Yes      No
Annual (CPA Audited)          FYE within 120 days                          Yes      No
[10Q and 10K                  Within 5 days after filing with the SEC]     Yes      No
A/R Agings*                   Monthly within 30 days                       Yes      No

*if the outstanding balance of Borrower's accounts receivables exceeds $250,000

FINANCIAL COVENANT                   REQUIRED        ACTUAL               COMPLIES
------------------                   --------        ------               --------
Maintain on a Monthly Basis:

Minimum Quick Ratio                  1.50:1.00      _____:1.00             Yes      No
Minimum Tangible Net Worth           $8,000,000                            Yes      No
Plus 25% Equity Proceeds             $_________                            Yes      No
Plus 25% Quarterly Net Income        $_________                            Yes      No
Remaining Months Liquidity           6 times average                       Yes      No
                                     monthly Cash
                                     Burn for preceding
                                     6 months

Maintain on a Quarterly Basis:

Minimum Debt Service Ratio           1.50:1.00      _____:1.00             Yes      No

Maintain at all times:

Liquidity:                           $12,000,000    $________              Yes      No


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         BANK USE ONLY

Received By:
            --------------------
Date:
     ---------------------------
Reviewed By:
            --------------------
Compliance Status:  Yes / No

COMMENTS REGARDING EXCEPTIONS:

Sincerely,

                              Date:
------------------------           ----------------
SIGNATURE


------------------------
TITLE


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